EXHIBIT 99.1

News Release
Craig Manson Investor Relations 612/853-6022
Trish Scorpio Corporate Communications 612/853-4717

Ceridian Reports Preliminary Results for 2000 and Expectations for 2001

Investors are invited to listen to a teleconference to discuss the matters addressed in this press release, live via the Internet at 9:00 a.m. ( EST) on Wednesday, January 10, 2001. The webcast can be accessed through the investor relations section of Ceridian's website at www.ceridian.com, or directly at: http://www.ceridian.com/invest audio.asp. A replay of the call will also be available on an ongoing basis at the same address beginning at noon ( EST) on January 10, 2001, until the Company's next teleconference.

    MINNEAPOLIS, January 9, 2001—Ceridian Corporation (NYSE: CEN) announced today that, based on preliminary results, the Company anticipates it will report earnings from operations of $1.01 per share, prior to unusual charges, for the year 2000. Ceridian Corporation will release a complete fourth quarter and full year 2000 earnings report on January 24, 2001.

    Ronald L. Turner, chairman, president and chief executive officer of Ceridian said, "Although our results for the full year of 2000 will be reported on January 24, 2001, based on preliminary results, we are confident we will meet our earlier estimates of $1.01 per share for the year 2000, prior to unusual charges. Net pre-tax unusual charges in 2000 include $30.5 million in the first quarter of 2000. Charges related to the spin, currently estimated to be $55 million, are also expected to be taken in 2000. A majority of this charge relates to the expected redemption of senior notes. Excluding Arbitron, Ceridian expects revenues for 2000 to also be in line with our previous guidance at about $1,176 million, including $867 million from Human Resource Services."

    Turner added, "We are pleased with the fourth quarter results, and I am especially encouraged by the performance turned in by Comdata, and by our Canadian and U.K. based HR businesses. Sales activity at Ceridian Benefits Services was also encouraging. They have posted record order levels in each of the past four months, and are clearly on a 15 percent to 20 percent growth track for 2001. The fourth quarter financial performances of Ceridian's U.S. payroll, tax filing and work-life businesses were solid, meeting both the top and bottom-line expectations we communicated to the investment community in our third quarter earnings announcement. We have been highly successful in our efforts to improve our service model, our product, our customer satisfaction and our customer retention rates during 2000, and these efforts have begun to pay off."

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    "Order levels and installations in the U.S. payroll business, however, have not ramped up as fast as we had planned during the fourth quarter," Turner continued. "This has resulted in a lower than expected revenue run rate as we move into 2001. In addition, lower interest rates during 2001 will have a negative effect on revenue and profits derived from the Company's tax filing float balance."

    "Based on these factors and plans for significant additional investments in sales, the Company expects 2001 earnings per share—excluding Arbitron and any non-operating gains or losses—to be in the range of $.65 to $.70 per share. Arbitron expects full year, pro forma 2001 earnings per share to be about $.23. In 2001, Ceridian expects total revenues for Human Resource Services to be in the range of $910 million to $920 million. Ceridian expects its total revenues for 2001 to be up by six percent."

    For comparison purposes to 2001, as previously indicated, earnings of $1.01 per share for 2000, prior to unusual charges, would on a pro forma basis be $.70 per share. Pro forma adjustments were made to exclude the results of Arbitron, and to reflect higher interest costs due to debt restructuring and to reflect an increased tax rate.

    With respect to the investments in sales, Turner continued, "We now have an excellent product and a full range of services to offer to the human resources market. We have been hiring aggressively to build our sales force, and we will continue to do so in early 2001 to accelerate our order growth. In 2001, we must increase our investment in the U.S. human resources sales force and intend to do so by approximately $20 million, or $.08 per share on an after tax basis. This investment will increase the size of our human resources sales force by about 160 people, or 50 percent over 2000 levels, and we expect orders to increase by more than 25 percent in 2001. This investment in sales, coupled with the success we have already had in product improvements, customer service, customer satisfaction and client retention, will put us in a position to generate double digit revenue increases in the HR business in the last half of 2001 and enjoy significant revenue and profit growth in 2002."

    Ceridian also announced that it is continuing to work through the remaining conditions of the reverse spin-off transaction of its Arbitron business into a separate, publicly traded company called Arbitron Inc. Ceridian has already obtained a letter ruling from the IRS indicating that the transaction will be tax-free to the Company and its shareholders. The Company is working to finalize the necessary bank arrangements for the refinancing of its debt, and is approaching closure on some final questions raised by the SEC during its review of the Company's Registration Statement on Form 10 filed in anticipation of the spin-off transaction. The Company expects to be able to announce the completion of these conditions and the timing of the distribution within the next few weeks.

    Ceridian Corporation (www.ceridian.com) is a leading information services company that serves the human resources, transportation and media information markets. Ceridian's human resource business offers HR/benefits solutions that help organizations maximize their investment in people. Its Comdata business is a provider of transaction processing and information services to the transportation and other industries. Arbitron, its media services business, is a research company serving the media industry, and is expected to become an independent, publicly-held company through a reverse spin dividend distribution in the first quarter of 2001.

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    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Ceridian Corporation contained in this report that are not historical in nature, particularly those that utilize terminology such as "may," "will," "should," "likely," "expects," "anticipates," "estimates," "believes" or "plans," or comparable terminology, are forward-looking statements based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to Ceridian that could cause such material differences include, among others:

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  Ceridian may be unable to consummate the spin-off transaction for any reason, including the inability to establish new capital structures;

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  Consummation of the spin-off transaction and realization of the anticipated results could take longer than expected;

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  Credit and other sources of funding necessary for the consummation of the transaction may be less available than expected;

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  Implementation difficulties and market factors could alter the proposed strategies and goals of each of the companies;

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  Each of the companies could face difficulties in locating and/or achieving anticipated consolidation, growth, expansion and new business initiative and opportunities;

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  The combined post-spin-off value of "new" Ceridian and Arbitron may be less than the pre-spin-off value of Ceridian shares;

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  The timing and occurrence (or non-occurrence) of events which may be subject to circumstances beyond the control of Ceridian may adversely affect the spin-off transaction;

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  Ceridian may have difficulty managing costs relative to reduced HRS revenue expectations; and

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  The investment in sales efforts for HRS may be difficult to implement and may not generate the desired results.

    Additional important factors known to Ceridian that could cause such material differences are identified and discussed from time to time in Ceridian's filings with the Securities and Exchange Commission, including those factors discussed on pages 15 through 18 of Ceridian's 1999 Annual Report to Stockholders, which is incorporated by reference into Item 7 of Ceridian's Annual Report on Form 10-K for the year ended December 31, 1999, which discussion is also incorporated herein by reference.

    Ceridian undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any future disclosure Ceridian makes on related subjects in future reports to the SEC.